ARTICLES OF AMENDMENT
                                     OF
                              EQUINTA CORP.

        The undersigned corporation adopts the following Articles of Amendment of the Articles of Incorporation of said corporation.

         1.       The name of the corporation is Equinta Corp.

         2.       The Articles of Incorporation are hereby amended by amending
                  Article I thereof to provide as follows:

                                   ARTICLE I

         The name of the corporation is COURIER CORPS INC.


         3. The foregoing amendment was adopted by the board of directors of the corporation on April 6, 2000. Shareholder action was not required.


         EXECUTED on April 6 , 2000.


                                                             COURIER CORPS INC.

                                                           /s/   Mark Geoghegan
                                                           --------------------
                                                           By:   Mark Geoghegan
                                                           Its:  President